As filed with the Securities and Exchange Commission on September 13, 2006
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

CARRIZO OIL & GAS, INC.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation or organization) 1000 Louisiana Street, Suite 1500 Houston, Texas (Address of principal executive offices)	76-0415919 (I.R.S. Employer Identification No.) 77002 (Zip Code)

INCENTIVE PLAN OF CARRIZO OIL & GAS, INC.
(Full title of the plan)

S.P. Johnson IV
President and Chief Executive Officer
Carrizo Oil & Gas, Inc.
1000 Louisiana Street, Suite 1500
Houston, Texas 77002
(Name and address of agent for service)

Telephone number, including area code, of agent for service: (713) 328-1000 copy to:
Gene J. Oshman
Baker Botts L.L.P.
One Shell Plaza
910 Louisiana Street
Houston, Texas 77002

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Fee (2)
Common Stock (par value $0.01 per share)	450,000	$28.41	$12,784,500	$1,368

(1)
Estimated in accordance with Rule 457(c) and (h) solely for the purpose of calculating the registration fee and based upon the average of the high and low sales price per share of Common Stock of the Company reported on the Nasdaq Global Select Market on September 6, 2006.

(2)
Pursuant to Rule 457(p) of the Securities Act of 1933, the Registrant hereby offsets the registration fee required in connection with this registration statement by $1,368 of the $29,425 previously paid on September 9, 2005 by the Registrant in connection with its registration statement on Form S-3 (Registration No. 333-128215), which was withdrawn prior to becoming effective. Of the $29,425 previously paid in connection with that registration statement (Registration No. 333-128215), $5,677 was used to offset the registration fee required in connection with the Registrant’s registration statement on Form S-1 (Registration No. 333-136778) filed on August 21, 2006. The Registrant offsets the registration fee required in connection with this registration statement by $1,368, and no registration fee is being paid with this registration statement.

REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement is being filed pursuant to General Instruction E of Form S-8 under the Securities Act of 1933, as amended, to register an additional 450,000 shares of Common Stock issuable pursuant to the Incentive Plan of Carrizo Oil & Gas, Inc. (the “Plan”). The Board of Directors of the Company recommended for approval and, on May 23, 2006, the shareholders approved the Seventh Amendment to the Plan which, among other things, increased the number of shares available for issuance under the Plan from 2,350,000 to 2,800,000. The contents of the Registration Statements on Forms S-8 (Nos. 333-35245, 333-55838 and 333-116528) relating to the Plan are incorporated by reference into this Registration Statement.

PART II

Item 8. Exhibits.

The following documents are filed as a part of this Registration Statement or incorporated by reference herein:

Exhibit No.  Description

4.1*	--	Amended and Restated Articles of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 1997).

4.2*	--
Amended and Restated Bylaws of the Company, as amended by Amendment No. 1 (incorporated herein by reference to Exhibit 3.2 to the Company's Registration Statement on Form 8-A (Registration No. 000-22915)), Amendment No. 2 (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated December 15, 1999), and Amendment No. 3 (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated February 20, 2002).

4.3*	--	Form of certificate representing Common Stock (incorporated herein by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-1/A (Registration No. 333-29187)).

4.4*	--	Amended and Restated Incentive Plan of the Company (incorporated herein by reference to Exhibit 10.3 to the Company's Quarterly Report on Form 10-Q for the quarter ended July 31, 2000).

4.5*	--
First Amendment to the Amended and Restated Incentive Plan of the Company (incorporated herein by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002).

4.6*	--
Second Amendment to the Amended and Restated Incentive Plan of the Company (incorporated herein by reference to Exhibit 10.3 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2002).

4.7*	--	Third Amendment to the Amended and Restated Incentive Plan of the Company (incorporated herein by reference to Appendix A to the Company’s Definitive Proxy Statement dated April 22, 2003).

4.8*	--	Fourth Amendment to the Amended and Restated Incentive Plan of the Company (incorporated herein by reference to Appendix B to the Company’s Definitive Proxy Statement dated April 26, 2004).

4.9*	--	Fifth Amendment to the Amended and Restated Incentive Plan of the Company (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 16, 2005).

4.10*	--	Sixth Amendment to the Amended and Restated Incentive Plan of the Company (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on August 19, 2005).

4.11*	--	Seventh Amendment to the Amended and Restated Incentive Plan of the Company (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 30, 2006).

5.1	--	Opinion of Baker Botts L.L.P.

23.1	--	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).

23.2	--	Consent of Ernst and Young L.L.P.

23.3	--	Consent of Pannell Kerr Forster of Texas, P.C.

23.4	--	Consent of Ryder Scott Company, L.P.

23.5	--	Consent of Fairchild and Wells, Inc.

23.6	--	Consent of DeGolyer and MacNaughton

24	--	Power of Attorney (included on the signature page of this registration statement).
_______________
*	Incorporated herein by reference as indicated.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on September 13, 2006.

CARRIZO OIL & GAS, INC.
(Registrant)

By: /s/S.P.Johnson, IV
S.P. Johnson IV
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below appoints S.P. Johnson IV and Paul F. Boling, and each of them, each of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 13th day of September, 2006.

Signature	Title
/s/S.P.Johnson, IV S.P. Johnson IV	President, Chief Executive Officer and Director (Principal Executive Officer)
/s/Paul F. Boling Paul F. Boling	Chief Financial Officer, Vice President, Secretary and Treasurer (Principal Financial and Accounting Officer)
/s/Steven A. Webster Steven A. Webster	Director
/s/Thomas L. Carter, Jr. Thomas L. Carter, Jr.	Director
/s/Paul B. Loyd, Jr. Paul B. Loyd, Jr.	Director
/s/F. Gardner Parker F. Gardner Parker	Director
/s/Roger A. Ramsey Roger A. Ramsey	Director
/s/Frank A. Wojtek Frank A. Wojtek	Director

INDEX TO EXHIBITS

Exhibit No.  Description

4.1*	--	Amended and Restated Articles of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 1997).

4.2*	--
Amended and Restated Bylaws of the Company, as amended by Amendment No. 1 (incorporated herein by reference to Exhibit 3.2 to the Company's Registration Statement on Form 8-A (Registration No. 000-22915)), Amendment No. 2 (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated December 15, 1999), and Amendment No. 3 (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated February 20, 2002).

4.3*	--	Form of certificate representing Common Stock (incorporated herein by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-1/A (Registration No. 333-29187)).

4.4*	--	Amended and Restated Incentive Plan of the Company (incorporated herein by reference to Exhibit 10.3 to the Company's Quarterly Report on Form 10-Q for the quarter ended July 31, 2000).

4.5*	--
First Amendment to the Amended and Restated Incentive Plan of the Company (incorporated herein by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002).

4.6*	--
Second Amendment to the Amended and Restated Incentive Plan of the Company (incorporated herein by reference to Exhibit 10.3 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2002).

4.7*	--	Third Amendment to the Amended and Restated Incentive Plan of the Company (incorporated herein by reference to Appendix A to the Company’s Definitive Proxy Statement dated April 22, 2003).

4.8*	--	Fourth Amendment to the Amended and Restated Incentive Plan of the Company (incorporated herein by reference to Appendix B to the Company’s Definitive Proxy Statement dated April 26, 2004).

4.9*	--	Fifth Amendment to the Amended and Restated Incentive Plan of the Company (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 16, 2005).

4.10*	--	Sixth Amendment to the Amended and Restated Incentive Plan of the Company (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on August 19, 2005).

4.11*	--	Seventh Amendment to the Amended and Restated Incentive Plan of the Company (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 30, 2006).

5.1	--	Opinion of Baker Botts L.L.P.

23.1	--	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).

23.2	--	Consent of Ernst & Young LLP.

23.3	--	Consent of Pannell Kerr Forster of Texas, P.C.

23.4	--	Consent of Ryder Scott Company, L.P.

23.5	--	Consent of Fairchild and Wells, Inc.

23.6	--	Consent of DeGolyer and MacNaughton

24	--	Power of Attorney (included on the signature page of this registration statement).
_______________
*	Incorporated herein by reference as indicated.